UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2013

Lehigh Gas Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

702 West Hamilton Street, Suite 203

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Melinda German as Director

On March 12, 2013, Melinda German was appointed to the Board of Directors (the “Board”) of Lehigh Gas GP LLC (the “General Partner”), the general partner of Lehigh Gas Partners LP (the “Partnership”). Ms. German will serve as an independent director and has been appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”).  As a result of Ms. German’s appointment, the size of the Board increased to eight members and the size of the Audit Committee increased to four members.  Ms. German is expected to also be appointed to the Conflicts Committee of the Board (the “Conflicts Committee”) at the next meeting of the Board, which is expected to take place on March 20, 2013, at which time, the size of the Conflicts Committee would increase to three persons.

In accordance with the General Partner’s policies for compensating non-employee directors, Ms. German will receive a compensation package for her service on the Board that consists of an annual retainer of $20,000 and an annual grant of common units having a fair market value, as determined in accordance with the General Partner’s policies at the time of such grant, of $20,000. Further, for each meeting of the Board Ms. German attends, she will receive $1,000 and for each meeting of the Audit Committee and the Conflicts Committee Ms. German attends, she will receive $500.

There are no arrangements or understandings between Ms. German and any other persons pursuant to which Ms. German was selected as a director of the General Partner. There are no transactions in which Ms. German has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 14, 2013, the Partnership issued a press release announcing the appointment of Ms. German to the Board. A copy of the press release is furnished as Exhibit 99.1.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lehigh Gas Partners LP

	By:	Lehigh Gas GP LLC
its general partner

Dated: March 14, 2013	By:	/s/ Mark L. Miller
		Name:	Mark L. Miller
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 14, 2013